                                                                     Exhibit 5.2

                [Letterhead of Morris, Nichols, Arsht & Tunnell]

                                November 30, 2001

Halliburton Capital Trust I
c/o Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas  75201

                  Re: Halliburton Capital Trust I

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Halliburton Capital Trust I, a Delaware statutory business trust (the "Trust"), and Halliburton Company, a Delaware corporation (the "Company"), in connection with certain matters relating to (i) the formation of the Trust and (ii) the proposed issuance by the Trust of Preferred Securities to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission by the Company and the Trust on or about the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Declaration of Trust of the Trust attached as an exhibit to the Registration Statement (the "Form Amended and Restated Declaration of Trust").

                  In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on November 29, 2001 (the "Certificate of Trust"); a Declaration of Trust of the Trust dated as of November 29, 2001 (the "Original Governing Instrument"); the Form Amended and Restated Declaration of Trust; the Junior Subordinated Indenture to be entered into between the Company and JPMorgan Chase Bank, as trustee; the form of [First][Second] Supplemental Indenture to be entered into between the Company and JPMorgan Chase Bank, as trustee; the form of Preferred Securities Guarantee Agreement to be entered into between the Company and JPMorgan Chase Bank, as trustee; the Registration Statement; and a certification of good standing of the Trust obtained as of a recent

Halliburton Capital Trust I
November 30, 2001
Page 2

date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization;
(ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of an Amended and Restated Declaration of Trust of the Trust in the form of the Form Amended and Restated Declaration of Trust (completed, as necessary, to be in final form) (the "Governing Instrument") prior to the first issuance of Preferred Securities); (iii) that the Preferred Securities of the Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the Governing Instrument and all other relevant documents; (iv) that no event has occurred subsequent to the filing of the Certificate of Trust, or will occur prior to the first issuance of Preferred Securities, that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (v) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); (vi) that payment of the required consideration for the Preferred Securities has, or prior to the first issuance of Preferred Securities will have, been made in accordance with the terms and conditions of the Governing Instrument and the Registration Statement and that the Preferred Securities are otherwise issued and sold to the Preferred Security Holders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument and the Registration Statement;
(vii) that the Sponsor has directed, or will direct prior to the issuance of the Preferred Securities, the Administrative Trustees to take the actions contemplated by Section 3.6(b) of the Governing Instrument; and (viii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. Further, we express no opinion with respect to, and assume no responsibility for the contents of, the Registration Statement or any other offering material relating to the Preferred Securities. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

               Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

Halliburton Capital Trust I
November 30, 2001
Page 3


                  1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

                  2. Upon issuance, the Preferred Securities will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

                  3. Under the Delaware Act and the terms of the Governing Instrument, each Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that, pursuant to the Governing Instrument, Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "VALIDITY OF SECURITIES" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                Very truly yours,

                                MORRIS, NICHOLS, ARSHT & TUNNELL

                                /s/ JONATHAN I. LESSNER

                                Jonathan I. Lessner